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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                                    December 3, 2004
Date of Report (Date of earliest event reported):  (November 29, 2004)
                                                  ---------------------

                             ABERCROMBIE & FITCH CO.
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             (Exact name of registrant as specified in its charter)

             Delaware                           1-12107                                31-1469076
(State or other jurisdiction of         (Commission File Number)            (IRS Employer Identification No.)
         incorporation)

                     6301 Fitch Path, New Albany, Ohio 43054
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               (Address of principal executive offices) (Zip Code)


                                 (614) 283-6500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         -------------------------------
                         (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations.

         Item 1.01.  Entry into a Material Definitive Agreement.

         As previously disclosed in "Item 1.01. Entry into a Material Definitive Agreement" of Abercrombie & Fitch Co.'s (the "Registrant's") Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2004 (the "October 28, 2004 Form 8-K"), on October 22, 2004, Thomas D. Mendenhall ("Mendenhall") accepted the Registrant's offer of employment to become Senior Vice President & General Manager - Abercrombie & Fitch and abercrombie of the Registrant. Mendenhall's first day of employment with the Registrant was November 29, 2004 (the "Mendenhall Employment Date").

         Mendenhall's compensatory arrangements with the Registrant are summarized in the October 28, 2004 Form 8-K and the offer letter filed as
Exhibit 10.1 to the October 28, 2004 Form 8-K (the "Offer Letter").

         As contemplated by the Offer Letter, on the Mendenhall Employment Date, Mendenhall was granted a non-qualified stock option (the "Option") covering 75,000 shares of Class A Common Stock (the "Common Stock") of the Registrant with an exercise price of $46.75, the closing price of the Registrant's Common Stock on the New York Stock Exchange on the Mendenhall Employment Date. The Option was granted under the 1998 Restatement of the 1996 Stock Option and Performance Incentive Plan of the Registrant (the "1998 Stock Plan"), and will expire on November 29, 2014, subject to the terms of the 1998 Stock Plan. The Option will vest and become exercisable in four equal annual installments on the first, second, third and fourth anniversaries of the Mendenhall Employment Date, subject to Mendenhall's continued employment with the Registrant. Under the terms of the 1998 Stock Plan, the Option will become fully exercisable upon the occurrence of a defined change of control of the Registrant. If Mendenhall's employment is terminated by reason of his total disability, the Option may thereafter be exercised in full at any time during the first nine months that Mendenhall receives benefits under the Registrant's long-term disability program, subject to the Option's stated term. If Mendenhall's employment is terminated by reason of death, the Option may thereafter be exercised in full by his estate, or the person who acquires the right to exercise the Option by bequest or inheritance, for a period of one year, subject to the Option's stated term. If Mendenhall's employment is terminated for any other reason, the portion of the Option vested and exercisable at the date of termination may be exercised for a

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period of three months, subject to the Option's stated term. At the discretion of the Compensation Committee of the Registrant's Board of Directors, the Option may have a tax withholding feature.

         Mendenhall was also granted 15,000 restricted shares of Common Stock ("Restricted Shares") on the Mendenhall Employment Date, as contemplated by the Offer Letter. The Restricted Shares were granted under the Registrant's 2002 Stock Plan for Associates (the "2002 Stock Plan"), and will vest as to 10% on November 29, 2005, as to 20% on November 29, 2006, as to 30% on November 29, 2007 and as to 40% on November 29, 2008, subject, in each case, to Mendenhall's continued employment with the Registrant. Dividends will not be paid or accrue and no voting rights will exist with respect to the Restricted Shares until they vest. The Restricted Shares will be forfeited if Mendenhall terminates employment with the Registrant for any reason other than death or total disability prior to vesting. The Compensation Committee may, however, accelerate vesting of the Restricted Shares upon Mendenhall's retirement. If Mendenhall dies while employed by the Registrant or if his employment ceases as a result of his becoming totally disabled, the Restricted Shares will vest in full. Under the terms of the 2002 Stock Plan, the Restricted Shares will become fully vested upon the occurrence of a defined change of control. At the discretion of the Compensation Committee, the Restricted Shares may have a tax withholding feature.

         As disclosed in "Item 1.01. Entry into a Material Definitive Agreement" of the October 28, 2004 Form 8-K, Mendenhall will be eligible to participate in the Registrant's Incentive Compensation Performance Plan (the "Incentive Compensation Plan") at a target payout level of 50% of his annual base salary, with a maximum annual payout of 100% of his annual base salary. His first payout under the Incentive Compensation Plan would occur in February 2005 in respect of the Fall 2004 selling season net income results and will be prorated based on the Mendenhall Employment Date.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ABERCROMBIE & FITCH CO.


Dated:  December 3, 2004                       By: /s/ Susan J. Riley
                                                  ------------------------------
                                                     Susan J. Riley
                                                     Senior Vice President-Chief
                                                     Financial Officer


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